Exhibit 10.2

PLANAR SYSTEMS, INC.

PERFORMANCE SHARE AGREEMENT

For: [Name]

NOTICE OF GRANT

Planar Systems, Inc. (the “Company”) hereby grants you,                      (the “Employee”), an award of Performance Shares under the Company’s 1996 Stock Incentive Plan, as amended (the “Plan”). The date of this Performance Share Agreement (the “Agreement”) is October 10, 2008 (the “Grant Date”). Subject to the provisions of Appendix A (attached), Appendix B (attached) and of the Plan, the principal features of this award are as follows:

Target Number of Performance Shares:	____________

Performance Period:	Fiscal Year 2009 through Fiscal Year 2010

Vesting Schedule:	The number of Performance Shares that will vest and the timing of the vesting of the Performance Shares will depend upon achievement of certain performance goals and will be determined in accordance with the Performance Matrix, attached hereto as Appendix B (the “Performance Matrix”). Except as otherwise provided in Appendix A, the Performance Shares will not vest unless the Employee is employed by the Company or one of its Subsidiaries through the applicable vesting date.

Your signature below indicates your agreement and understanding that this award is subject to all of the terms and conditions contained in Appendix A, Appendix B and the Plan. Important additional information on vesting and forfeiture of the Performance Shares is contained in paragraphs 3, 4 and 6 of Appendix A and in Appendix B. This Agreement replaces all prior agreements with respect to the Performance Shares. PLEASE BE SURE TO READ ALL OF APPENDIX A AND APPENDIX B, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

PLANAR SYSTEMS, INC.		EMPLOYEE

By:
Name:		Name:
Title:	[CEO or Chairman of the Board]	Title:

Date: October 10, 2008		Date: , 2008

APPENDIX A

TERMS AND CONDITIONS OF PERFORMANCE SHARES

1. Grant. The Company hereby grants to the Employee under the Plan an award of the Target Number of Performance Shares set forth on the Notice of Grant, subject to all of the terms and conditions in this Agreement and the Plan. The number of Performance Shares that may vest and the timing of vesting of the Performance Shares shall depend upon achievement of certain performance goals during the Performance Period and shall be determined in accordance with the Performance Matrix. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

2. Company’s Obligation to Pay. Unless and until the Performance Shares have vested in the manner set forth in paragraphs 3 and 4, the Employee will have no right to payment of such Performance Shares. Prior to actual payment of any vested Performance Shares, such Performance Shares will represent an unsecured obligation. Payment of any vested Performance Shares shall be made in whole shares of the Company’s common stock (“Shares”) only.

3. Vesting Schedule/Period of Restriction. Except as provided in paragraph 4, and subject to paragraph 6, the Performance Shares awarded by this Agreement shall vest in accordance with the vesting provisions set forth in the Performance Matrix. Performance Shares shall not vest in the Employee in accordance with any of the provisions of this Agreement unless the Employee shall have been continuously employed by the Company or by one of its Subsidiaries from the Grant Date until the date the Performance Shares vest in accordance with the provisions set forth in the Performance Matrix.

4. Acceleration of Vesting; Committee Discretion. In the event Employee is terminated by the Company without “Cause” (as defined in that certain Executive Severance Agreement dated June 25, 2007, between the Company and the Employee, the “Severance Agreement”) or upon a “Change of Control” (as defined in the Severance Agreement), then any then-unvested Performance Shares will vest according to the greater of the following two formulas:

(a)	A time-based proration over 24 months, based on the number of calendar days, beginning on October 1, 2008 and ending on the date of termination, multiplied by the number of Performance Shares; or

(b)	The number of Performance Shares that would vest according to the vesting schedule attached as Appendix B to this letter, but substituting a 20 day trailing average closing price (including any dividends paid during the term of the Performance Period) as of one day prior to the date of the Employee’s termination.

In addition, the Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the Performance Shares at any time, subject to the terms of the Plan. If so accelerated, such Performance Shares will be considered as having vested as of the date specified by the Committee. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Severance Agreement, the provisions of this Agreement will govern.

5. Payment after Vesting. Any Performance Shares that vest in accordance with paragraphs 3 or 4 will be paid to the Employee as soon as practicable following the date of vesting but in no event later than 30 days after the date of vesting. For each Performance Share that vests, the Employee will receive one Share.

6. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Performance Shares that have not vested pursuant to paragraphs 3 or 4 at the time of the Employee’s termination of service (with or without cause), and Performance Shares that have not vested by October 1, 2010, will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company.

7. Death of Employee. Any distribution of Shares that vested during Employee’s lifetime which is to be made to the Employee under this Agreement after the Employee is deceased shall be made to the administrator or executor of the Employee’s estate.

8. Withholding of Taxes. When Shares are issued as payment for vested Performance Shares, the Company (or the employing Subsidiary) will withhold a portion of the Shares that have an aggregate market value sufficient to pay federal, state, local and foreign income, social insurance, employment and any other applicable taxes required to be withheld by the Company or the employing Subsidiary with respect to the Shares, unless the Company, in its sole discretion, permits the Employee to make alternate arrangements satisfactory to the Company for such withholdings in advance of the arising of any withholding obligations. The number of Shares withheld pursuant to the prior sentence will be rounded up to the nearest whole Share, with no refund for any value of the Shares withheld in excess of the tax obligation as a result of such rounding. Notwithstanding any contrary provision of this Agreement, no Shares will be issued unless satisfactory arrangements (as determined by the Company) have been made by the Employee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to such Shares. In addition and to the maximum extent permitted by law, the Company (or the employing Subsidiary) has the right to retain without notice from salary or other amounts payable to the Employee, cash having a sufficient value to satisfy any tax withholding obligations that the Company determines cannot be satisfied through the withholding of otherwise deliverable Shares. All income and other taxes related to the Performance Shares award and any Shares delivered in payment thereof are the sole responsibility of the Employee. By accepting this award, the Employee expressly consents to the withholding of Shares and to any additional cash withholding as provided for in this paragraph 8.

9. Rights as Shareholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Employee will have all the rights of a shareholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

10. No Effect on Employment. Subject to any employment contract with the Employee, the terms of such employment will be determined from time to time by the Company, or the Subsidiary employing the Employee, as the case may be, and the Company, or the Subsidiary employing the Employee, as the case may be, will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause. The transactions contemplated hereunder and the vesting schedule set forth on the first page of this Agreement do not constitute an express or implied promise of continued employment for any period of time. A leave of absence or an interruption in service (including an interruption during military service) authorized or acknowledged by the Company or the Subsidiary employing the Employee, as the case may be, shall not be deemed a termination of service for the purposes of this Agreement.

11. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its General Counsel, at 1195 NW Compton Drive, Beaverton, OR 97006-1992, or at such other address as the Company may hereafter designate in writing.

12. Grant is Not Transferable. This grant of Performance Shares and the rights and privileges conferred hereby may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process, until the Employee has been issued Shares in payment of the Performance Shares. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13. Restrictions on Sale of Securities. The Shares issued as payment for vested Performance Shares under this Agreement will be registered under U.S. federal securities laws and will be freely tradable upon receipt. However, an Employee’s subsequent sale of the Shares may be subject to any market blackout-period that may be imposed by the Company and must comply with the Company’s insider trading policies, and any other applicable securities laws.

14. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

15. Additional Conditions to Issuance of Certificates for Shares. The Company shall not be required to issue any certificate or certificates for Shares hereunder prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. state or federal governmental agency, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of vesting of the Performance Shares as the Committee may establish from time to time for reasons of administrative convenience.

16. Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

17. Committee Authority. The Compensation Committee of the Company’s Board of Directors (the “Committee”) will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Shares have vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

18. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that Employee is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Employee, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this award of Performance Shares.

21. Adjustments Upon Changes in Capital. The aggregate number of Performance Shares covered by this Agreement will be proportionally adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split-up or consolidation of Shares or any like capital adjustments, or the payment of any stock dividend.

22. Amendment, Suspension or Termination of the Plan. By accepting this Performance Shares award, the Employee expressly warrants that Employee has received a right to receive stock under the Plan, and has received, read and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

23. Governing Law. This award of Performance Shares shall be governed by, and construed in accordance with, the laws of the State of Oregon, without regard to principles of conflict of laws.

24. Dividends. To the extent that the Company pays any cash dividends on Shares while this Performance Share award is outstanding and any such Performance Shares are unvested, the Company shall retain for your account an amount in cash equal to any dividends declared on Shares, and such amount will be paid to you in a lump sum upon the vesting and payment of such Performance Shares in accordance with Section 8, subject to any applicable tax withholding requirements. You shall have no right to receive any payments pursuant to this Section 24 with respect to Performance Shares that do not vest or are otherwise forfeited.

25. Section 409A. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and operated to the fullest extent possible so that the payments under this Agreement either shall be exempt from the requirements of Section 409A of the Code or shall comply with the requirements of such provision; provided however that nothwithstanding anything to the contrary in this Agreement in no event shall the Company be liable to Employee for or with respect to any taxes, penalties or interest which may be imposed upon Employee pursuant to Section 409A of the Code.